Exhibit 10.7

IMAGE ENTERTAINMENT, INC.
2010 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT

Image Entertainment, Inc., a Delaware corporation (the “Company”), pursuant to its 2010 Equity Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“Participant”) the number of shares of the Company’s Stock (the “Shares”) set forth below.  This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:

Grant Date:

Grant Number:

Total Number of Shares of Restricted Stock:
__________________________ Shares [which shall equal the quotient of (A) (i) the difference between the Fair Market Value of a share of common stock on the Grant Date (but not less than $0.20 per share) and $0.0773, multiplied by (ii) ________ and (B) the Fair Market Value on the Grant Date (but not less than $0.20 per share)].  The number of shares of Stock shall be subject to adjustment for stock splits, stock dividends and other events or transactions described at Section 11.1(a) of the Plan.

Vesting Schedule:	The Shares shall be released from the Forfeiture Restriction set forth in Section 2.1 of the Restricted Stock Agreement on the dates and in the amounts indicated in Exhibit B to this Grant Notice.

By his or her signature, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

IMAGE ENTERTAINMENT, INC.		PARTICIPANT

By:
Print Name:		By:
Title:		Name:
Title:
Address:	20525 Nordhoff Street, Ste 200	Address:
Chatsworth, CA 91311

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Image Entertainment, Inc., a Delaware corporation (the “Company”), has granted to Participant the right to purchase the number of shares of Restricted Stock under the Company’s 2010 Equity Incentive Award Plan (the “Plan”) indicated in the Grant Notice. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I
ISSUANCE OF SHARES

1.1            Issuance of Shares.  Pursuant to the Plan and subject to the terms and conditions of this Agreement, effective on the Grant Date, the Company irrevocably grants to Participant the number of shares of Stock set forth in the Grant Notice (the “Shares”), in consideration of Participant’s employment with or service to the Company or one of its Subsidiaries on or before the Grant Date, for which the Administrator has determined Participant has not been fully compensated, and the Administrator has determined that the benefit received by the Company as a result of such employment or service has a value that exceeds the aggregate par value of the Shares, which Shares, when issued in accordance with the terms hereof, shall be fully paid and nonassessable.  Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this Agreement, (a) Sections 10.6, 11.2 and 11.3 of the Plan shall not apply at any time to the Shares and (b) the Administrator shall exercise its discretion only reasonably in good faith.

1.2            Issuance Mechanics.  On the Grant Date, the Company shall issue the Shares to Participant and shall (a) cause a stock certificate or certificates representing the Shares to be registered in the name of Participant, or (b) cause such Shares to be held in book entry form.  If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4.1 below.  If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.  Participant’s execution of a stock assignment in the form attached as Exhibit C to the Grant Notice (the “Stock Assignment”) shall be a condition to the issuance of the Shares.

ARTICLE II
FORFEITURE AND TRANSFER RESTRICTIONS

2.1            Forfeiture Restriction.  Subject to the provisions of Section 2.2 below and Exhibit B to the Grant Notice, in the event of Participant’s cessation of Service for any reason, including as a result of Participant’s death or Disability, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”).  Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant.  The Unreleased Shares and Participant’s executed Stock Assignment in the form attached as Exhibit C to the Grant Notice shall be held by the Company in accordance with Section 2.4 until the Shares are forfeited as provided in this Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect (e.g., upon Termination of Service).  Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Committee, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 2.1 from Participant to the Company.

2.2            Release of Shares from Forfeiture Restriction.  The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in the Grant Notice.  Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”  In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the Company pursuant to Section 2.4 shall be promptly paid by the Company to Participant.  As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form.  Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

2.3            Transfer Restriction.  No Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.  The Shares shall also be subject to the transfer restrictions set forth in Exhibit D to the Grant Notice.

2.4            Escrow.  The Unreleased Shares and Participant’s executed Stock Assignment shall be held by the Company until the Shares are forfeited as provided in Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect  (e.g., upon Termination of Service).  In such event, Participant shall not retain physical custody of any certificates representing Unreleased Shares issued to Participant.  Participant, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares (and any dividends or other distributions paid on such Shares) to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer.  The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

2.5            Rights as Stockholder.  Except as otherwise provided herein, upon issuance of the Shares by the Company, Participant shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.  In addition, the Shares shall be subject to the Stockholders Agreement, dated as of April 12, 2010, of the Company (the “Stockholders Agreement”), to the extent provided therein.

ARTICLE III
TAXATION REPRESENTATIONS

Participant represents to the Company the following:

(a)            Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement.  Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Participant understands that Participant (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(b)            Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment (which payment may be made in cash, by deduction from other compensation payable to Participant or in any form of consideration permitted by the Plan) of any sums required by federal, state or local tax law to be withheld with respect to the issuance, lapsing of restrictions on or sale of the Shares.   The Company shall not be obligated to deliver any stock certificate representing vested Shares to Participant or Participant’s legal representative, or, if the Shares are held in book entry form, to remove the notations on the book form, unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the issuance, lapsing of restrictions on or sale of the Shares.

ARTICLE IV
RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS

4.1            Legends.  The certificate or certificates representing the Shares, if any, shall bear the following legend (as well as any legends required by the Company’s charter and applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.2            Refusal to Transfer; Stop-Transfer Notices.  The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.  Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3            Removal of Legend.  After such time as the Forfeiture Restriction shall have lapsed with respect to the Shares, and upon Participant’s request, a new certificate or certificates representing such Shares shall be issued without the legend referred to in Section 4.1 and delivered to Participant.  If the Shares are held in book entry form, the Company shall cause any restrictions noted on the book form to be removed.  In addition, for the avoidance of doubt, at such time, such Shares shall be freely transferable and non-forfeitable, and only subject to the Stockholders Agreement and Exhibit D to the Grant Notice.

ARTICLE V
MISCELLANEOUS

5.1            Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

5.2            Entire Agreement; Enforcement of Rights.   The Plan and this Agreement (including all Exhibits thereto) constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede in their entirety all prior discussions and agreements between them with respect to the subject matter hereof.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.

5.3            Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

5.4            Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by electronic mail (with return receipt requested and received) or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified, if to the Company, at its principal offices, and if to Participant, at Participant’s address, electronic mail address or fax number in the Company’s employee records or as subsequently modified by written notice.

5.5            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.6            Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Participant. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

5.7            Conformity to Securities Laws.  Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8            NO RIGHT TO CONTINUED SERVICE.  THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE FORFEITURE RESTRICTION PURSUANT TO SECTION 2.1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY OR ITS SUBSIDIARIES AS AN “AT WILL” EMPLOYEE OR CONSULTANT OF THE COMPANY OR ITS SUBSIDIARIES OR AN INDEPENDENT DIRECTOR OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE FORFEITURE RESTRICTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR INDEPENDENT DIRECTOR FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S OR ANY OF ITS SUBSIDIARIES’ RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE TO THE COMPANY AT ANY TIME.

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

VESTING PROVISIONS

Capitalized terms used in this Exhibit B and not defined below shall have the meanings given them in the Plan, the Grant Notice to which this Exhibit B is attached or the Agreement attached thereto.  In the event of any inconsistency between this Exhibit B, on the one hand, and the Plan, the Grant Notice or the Agreement, on the other hand, the provisions of this Exhibit B shall govern.

1.             Vesting.  Subject to Section 2 below, and subject to the Company’s achievement of the Company Stock Price Hurdle (as defined below), as of any measurement date, such aggregate number of Shares (rounded up to the next whole Share) shall be considered to have been released from the Forfeiture Restriction as is equal to the Sale Percentage (as defined below) as of such date.  Notwithstanding the foregoing, 100% of the Shares shall be released from the Forfeiture Restriction on January 8, 2019.

2.             Accelerated Vesting.

(a)            In the event of Participant’s Termination of Employment by the Company without Cause (as defined below) or by Participant for Good Reason (as defined below) prior to the Company Stock Price Hurdle having been achieved, 100% of the Shares will be released from the Forfeiture Restriction if the Company Stock Price Hurdle is achieved on or before the date that is one year following such Termination of Employment; provided that if there is not a Trading Market for the Stock at the time of such Termination of Employment and there has not been an unbroken period of six months during which there has been a Trading Market between such Termination of Employment and the end of the one-year period following such Termination of Employment, such one-year period shall be extended until the earliest of (A) the last day of any unbroken six-month period during which there has been a continuous Trading Market, (B) the occurrence of a Change in Control and (C) the date that is five years following such Termination of Employment.  In the event of Participant’s Termination of Employment as a result of the Company’s election not to extend the Employment Period (as defined below) beyond the Initial Term (as defined below) prior to the Company Stock Price Hurdle having been achieved, 100% of the Shares will be released from the Forfeiture Restriction if the Company Stock Price Hurdle is achieved on or before the date that is one year following the expiration of the Initial Term; provided that if there is not a Trading Market for the Stock at the time of such Termination of Employment and there has not been an unbroken period of six months during which there has been a Trading Market between such Termination of Employment and the end of the one-year period following the expiration of the Initial Term, such one-year period shall be extended until the earliest of (A) the last day of any unbroken six-month period during which there has been a continuous Trading Market, (B) the occurrence of a Change in Control and (C) the date that is five years following the expiration of the Initial Term.

(b)            Notwithstanding the foregoing, the accelerated release of Shares from the Forfeiture Restriction outlined in Section 2(a) and the increase in the Sale Percentage pursuant to the proviso in Section 3(b) as a result of certain Terminations of Participant’s Employment shall be contingent on Participant’s execution and non-revocation of the Release (as defined below).

3.             Definitions.

(a)            For purposes of this Exhibit B, the “Company Stock Price Hurdle” shall mean (A) the Fair Market Value of the Stock (calculated pursuant to clause (i) or (ii) of Section 2.21 of the Plan only) equaling or exceeding $0.0773 for any 20 out of 30 consecutive trading days beginning on or after January 8, 2012 or (B) the occurrence of a Change in Control in which the equity value per share of Stock in such Change in Control transaction equals or exceeds $0.0773.

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(b)            For purposes of this Exhibit B, the “Sale Percentage” shall mean, as of any date, (i) 100% minus (ii) the percentage of the shares of the Company’s Series C preferred stock (or the shares of Stock issuable upon conversion thereof) originally purchased by the JH Stockholders (as defined below) (including through exercise of the Additional Purchase Right (as defined below) still held by the JH Stockholders through the date of measurement; provided that the Sale Percentage shall be deemed to be 100% on the first to occur of (x) January 8, 2015 or (y) the date of Participant’s Termination of Employment by the Company without Cause (as defined below), by Participant for Good Reason (as defined below) or as a result of Participant’s death or Disability, or in the event of Participant’s Termination of Employment as a result of the Company’s election not to extend the Employment Period (as defined below); and, provided, further, that for the avoidance of doubt, if the Additional Purchase Right is exercised, Participant will not be required to increase his ownership of Company securities and the Sale Percentage will be applied to the Shares held as of such time.

(c)            For purposes of this Exhibit B, “JH Stockholders” shall have the meaning given to such term in the Stockholders Agreement.

(d)            For purposes of this Exhibit B, “Additional Purchase Right” shall have the meaning given to such term in that certain Securities Purchase Agreement dated as of December 21, 2009, among the Company, JH Partners, LLC and the Investors listed on the schedule thereto, as amended.

(e)            For purposes of this Exhibit B, the terms “Cause,” “Employment Period,” “Good Reason,” “Initial Term” and “Release” shall have the meanings given to such terms in that certain Employment Agreement dated ___________, [if applicable: as amended,] between Participant and the Company; provided that the “Initial Term” shall mean such term without regard to any extension of the Employment Period as a result of the Company’s failure to give less than 12 months’ notice of non-extension of the Initial Term.

(f)            For purposes of this Exhibit B, the term “Trading Market” shall mean (A) the listing of the Stock on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system or (B) the regular quotation of the Stock by a recognized securities dealer.

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EXHIBIT C

TO RESTRICTED STOCK AWARD GRANT NOTICE

STOCK ASSIGNMENT

FOR VALUE RECEIVED, the undersigned, [Name of Participant], hereby sells, assigns and transfers unto IMAGE ENTERTAINMENT, INC., a Delaware corporation, _______ shares of the Common Stock of IMAGE ENTERTAINMENT, INC., a Delaware corporation, standing in its name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ___________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement between IMAGE ENTERTAINMENT, INC. and the undersigned dated _________, 200__.

Dated: _______________, ________	______________________________
[Name of Participant]

INSTRUCTIONS:  Please do not fill in the blanks other than the signature line.  The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Stock Award Grant Notice and Restricted Stock Award Agreement, without requiring additional signatures on the part of the stockholder.

C-1

EXHIBIT D

TO RESTRICTED STOCK AWARD GRANT NOTICE

TRANSFER RESTRICTIONS

Capitalized terms used in this Exhibit D and not defined below shall have the meanings given them in the Plan, the Grant Notice to which this Exhibit D is attached or the Agreement attached thereto.

1.             Transfer Restrictions.  The following transfer restrictions shall apply to the Shares and shall be in addition to the restrictions set forth in Section 2.3 and Exhibit B of the Agreement.

(a)            In consideration of the grant of the Shares, Participant agrees that Participant will not (and will cause any spouse or immediate family of the spouse or the undersigned living in the Participant’s household not to), without the prior written consent of the Administrator (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any of the Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by Participant (or such spouse or family member), or publicly announce an intention to do any of the foregoing, unless such Shares constitute Transferable Shares (as defined below).

(b)            In addition, the foregoing restrictions shall not apply to the transfer of any or all of the Shares, either during his lifetime or on death, by gift, will or the laws of descent and distribution to Participant’s immediate family or to a trust the beneficiaries of which are exclusively Participant and/or a member or members of his immediate family (provided that it shall be a condition to such transfer that the donee, beneficiary, distributee or transferee executes and delivers to Company an agreement stating that he, she or it is receiving and holding the Shares subject to the provisions of the Agreement, and there shall be no further transfer or distribution of such Shares, except in accordance with the Agreement).

(c)            In addition, notwithstanding the restrictions in this Exhibit D, the undersigned may at any time after the date hereof enter into a trading plan or modify an existing trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of the Shares, if then permitted by the Company and applicable law (provided that the Shares subject to such trading plans may not be sold unless and until they are Transferable Shares).

2.             Definitions.

(a)            For the purposes of this Exhibit D, “immediate family” shall mean the spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

(b)            For purposes of this Exhibit D, “Transferable Shares” shall mean, as of any measurement date, such number of the Shares as is equal to the greater of (i) the Sale Percentage as of such date or (ii) the Release Percentage as of such date.

(c)            For purposes of this Exhibit D, the “Release Percentage” shall mean (i) 0% prior to January 8, 2015 and (ii) 100% on and after January 8, 2015.

(d)            For purposes of this Exhibit D, the “Sale Percentage” shall mean, as of any measurement date, (i) 100% minus (ii) the percentage of the shares of the Company’s Series C preferred stock (or the shares of Stock issuable upon conversion thereof) originally purchased by the JH Stockholders (as defined below) (including through exercise of the Additional Purchase Right (as defined below)) still held by the JH Stockholders through the date of measurement; provided that, for the avoidance of doubt, if the Additional Purchase Right is exercised, Participant will not be required to increase his ownership of Company securities and the Sale Percentage will be applied to the Shares held as of such time.

D-1

(e)            For purposes of this Exhibit D, “JH Stockholders” shall have the meaning given to such term in the Stockholders Agreement.

(f)            For purposes of this Exhibit D, “Additional Purchase Right” shall have the meaning given to such term in that certain Securities Purchase Agreement dated as of December 21, 2009, among the Company, JH Partners, LLC and the Investors listed on the schedule thereto, as amended.

(g)            For purposes of this Exhibit D, the terms “Cause” and “Good Reason” shall have the meanings given to such terms in that certain Employment Agreement dated ____________, [if applicable: as amended,] between Participant and the Company.

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